Exhibit 99.1
INVESTOR 2024 PRESENTATION THE WORLD LEADER IN TOWING AND RECOVERY EQUIPMENT ®

SCAN TO WATCH A SHORT OVERVIEW VIDEO ABOUT MILLER INDUSTRIES

FACT SHEET The World Leader in Towing and Recovery Equipment ® Miller Industries is the world’s largest manufacturer of towing and recovery equipment and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Jigé, and Boniface. There are approximately 76 distributor locations in North America, who serve all 50 states, Canada & Mexico, and approximately 30+ distributors that serve other foreign markets. Each of the Company’s brands has a well-established, distinct product image and corresponding customer loyalty. Since 1990 Miller Industries has developed or acquired several of the most well-recognized brands in the highly-fragmented towing and recovery industry. During this period, management has strengthened the Company’s distributor network, increased production capacity, and improved manufacturing efficiencies and product design. Miller Industries offers a broad range of products that meet most customer design, capacity, and cost requirements. The Company manufactures the bodies of wreckers and car carriers, which are installed on truck chassis manufactured by third parties. Wreckers generally are used to recover and tow disabled vehicles and other equipment, and range in type from the conventional tow truck to large recovery vehicles with rotating hydraulic booms and 100-ton lifting capacities. Car carriers are specialized flatbed vehicles with hydraulic tilt mechanisms that enable a towing operator to drive or winch a vehicle onto the bed for transport. Car carriers transport new or disabled vehicles and other equipment and are particularly effective over long distances. The company also manufactures a line of transport trailers. Our continued success in the future will rely heavily on sensitivity to our customers’ needs and our quality in construction and design of our products. With these attributes, Miller Industries will continue to be the acknowledged leader in the towing and recovery industry. CORPORATE SUMMARY MISSION STATEMENT Miller Industries is the global leader in towing and recovery equipment, manufacturing and servicing the highest quality and most innovative products. Our mission is to create superior value for our end-users, distributors, suppliers, employees, and shareholders. CORE VALUES • Customer Satisfaction • Innovation • Integrity • Quality • Dedication NYSE: MLR FINANCIAL OVERVIEW FY 2023 Revenue: $1.15B Gross Margin: $151.9m (13.2%) Net Income: $58.3m (5.1%) EPS (Diluted): $5.07 FACILITIES Ooltewah, TN Athens, TN Greeneville, TN Hermitage, PA Lorraine, France Thetford, England millerind.com

EXECUTIVE BIO The World Leader in Towing and Recovery Equipment ® NYSE: MLR William G. Miller, II has served as a director since May 2014, our Chief Executive Officer since March 2022 and President since March 2011, after serving as Co-Chief Executive Officer from December 2013 to March 2022 and as a Regional Vice President of Sales of Miller Industries Towing Equipment Inc. from November 2009 to February 2011. Mr. Miller II also served as Vice President of Strategic Planning of the Company from October 2007 until November 2009, as Light-Duty General Manager from November 2004 to October 2007, and as a Sales Representative of Miller Industries Towing Equipment Inc. from 2002 to 2004. Deborah L. Whitmire has served as a director since February 2020, our Executive Vice President, Chief Financial Officer and Treasurer since January 2017, after serving as our Vice President and Corporate Controller from January 2014 to December 2016 and Corporate Controller to Miller Industries Towing Equipment Inc. from March 2005 to January 2014. From April 2000 to March 2005, Mrs. Whitmire also served as Director of Finance – Manufacturing to Miller Industries Towing Equipment Inc. In addition, Mrs. Whitmire served as Controller to Miller Industries Towing Equipment Inc. from October 1997 to April 2000 and Accounting Manager to Miller Industries Towing Equipment Inc. from October 1996 to October 1997. millerind.com

Miller INDUSTRIES®

The World Leader in Towing and Recovery Equipment®

PRODUCT SUMMARY

LIGHT-DUTY

The Vulcan 812 and Century Express 300 have been the most popular choices in the industry over the past decade for private property repossession and commercial towers. But in an effort to improve upon an already great product, Miller Industries' engineers surveyed operators on what features most important to them.



Vulcan 812 Intruder II

The result was increased rear visibility between the boom and tailboard for easier hook ups, a new hose tracking system for longer life and easier maintenance, and your choice of several handheld controllers to suit what the operator is most comfortable with. Other changes include a totally redesigned low profile crossbar, claws that have a recessed area for better oil pan clearance, and a new patent pending pivot system.

CAR CARRIER



Century 12-Series LCG™

Miller Industries brings a whole new dimension to transport with the 12 Series LCG™ (Low Center of Gravity) carrier. The patented design lowers the deck height 5" – 6" over conventional carriers, which provides better stability during transport. The lower height allows for the transport of taller loads, such as forklifts or man-lifts, that may be over-height on a conventional carrier.

The operator can easily secure loads or tie down vehicles while standing on the ground, thanks to the lower height. When mounted on most air ride chassis, with the air dumped, the 12 Series LCG™ has less than an 11-degree load angle, making it ideal for loading low-clearance vehicles or equipment without using ramps or wood. Your new 12 Series LCG™ is available in 20.5' to 22' deck lengths with a capacity of 12,000 lbs. and a wide variety of options to fit your specific needs.

millerind.com

NYSE: MLR

Miller INDUSTRIES
The World Leader in Towing and Recovery Equipment®
PRODUCT SUMMARY

HEAVY-DUTY

The 5130 is Century's best performing heavy-duty integrated unit with 128" of underlift reach. The 5130 has the ability to tow most vehicles without giving up maneuverability of a single axle or tandem axle unit. The 5130 also provides a 25-ton recovery boom and 25,000 lbs. winches for your recovery and lifting applications.



Century 5130

ROTATOR



Century 1150

With the call for quick clearance on congested roadways and to handle a variety of difficult recovery and lifting jobs, Century is the number one choice worldwide. As the only manufacturer of recovery equipment that designs specifically for towers' needs and safety, we are proud to offer the 1150, a 50-ton rotator ideal for heavy recovery with a weight-saving design for your daily towing.

The Century 1150 features 360° of continuous boom rotation, a 3-stage recovery boom, optional deck and turret mounted winches and a variety of underlift options. The 1150 technology is also available in the Century 1150R, which features a unique patented roller system that allows the boom to travel up to 60". The low-maintenance roller system has the ability to start and stop under heavy loads, even while rotating.

millerind.com

NYSE: MLR

The World’s Largest Manufacturer of Towing and Recovery Equipment NYSE: MLR 1 Q2 2024 Investor Presentation Safe Harbor Statement The World’s Largest Manufacturer of Towing and Recovery Equipment® NYSE: MLR Certain statements in this Presentation released August 20, 2024 made with respect to future operating results, expectations of future customer orders and the availability of resources necessary for our business are forward-looking statements. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “continue”, “future”, “potential”, “believe”, “project”, “plan”, “intend”, “seek”, “estimate”, “predict”, “expect”, “anticipate” and similar expressions, other comparable terminology, or the negative of such terms. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things, the risks set forth in Part I, Item 1A - “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, in Part II, Item 1A – “Risk Factors” in our most recent Quarterly Report on Form 10-Q filed on August 7, 2024, and in our other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read the Quarterly Report and the documents that we reference in the Quarterly Report and documents we have filed as exhibits to the Quarterly Report completely and with the understanding that our actual future results may be materially different from what we expect. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this Presentation. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. 2

Introduction to Miller Industries The World’s Largest Manufacturer of Towing and Recovery Equipment® Overview Miller Industries, Inc., founded in 1990 by William G. Miller “Bill”, is the leading manufacturer of towing and recovery equipment in the world Our goal is to deliver long-term value to all shareholders through continued innovation, growth, and profitability Six world-class facilities located in three countries manufacturing the largest portfolio of towing, recovery, and transport vehicles in the world Largest North American distribution network in the industry Export to 60+ countries Significant global presence in the military recovery and transport sector Transport equipment supplier for the largest Rental & Salvage companies in North America (Herc, Sunbelt, United, Copart, IAA) Industry leader in innovation 45+ Engineers that specialize in mechanical, hydraulic, and electrical engineering 4 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Investment Highlights • World Leader in Towing & Recovery Equipment • Consistent Organic Growth • Global Presence • Industry Leader in Innovation • Best-in-Class Products & Distribution • Strong Customer Relationships • Attractive Financial Metrics • Experienced Management Team 5 The World’s Largest Manufacturer of Towing and Recovery Equipment® Industry History Holmes Tow Truck (1916 Chattanooga, TN) Century M100 (100-ton Rotator) 6 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Towing & Recovery Market • Multi-Billion Dollar Global Market • Primary Market Segments • Commercial Towing • Transport Fleets (Rental, Salvage) • Government and Municipal Sales • Military • Primary Product Types • Light-Duty Recovery Vehicles • Medium- & Heavy-Duty Recovery Vehicles • Carrier Transport Vehicles 7 The World’s Largest Manufacturer of Towing and Recovery Equipment® Industry Drivers • Miles Driven • Aging Vehicle Fleet • General Construction • Infrastructure Construction • Natural Disasters • Global Conflict • Future Emission Changes • Military Recovery Vehicle Upgrades • Trade Cycle Accelerators 8 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Miller Strategy • Develop a world-class team from the top down by investing in our employees’ education and career development to enhance the value of the Miller organization • Locate, develop, and maintain a five-star distribution network that has industry leading product sales, parts sales, and after-the-sale service • Innovate, design, and produce the highest quality products with greater payload and recovery capabilities than our competitors • Grow commercial market share, explore new market potential, and develop innovative products to create new opportunities • Focus on core competencies and reinvest in our infrastructure to increase capacity, capabilities, and improve quality • Vertically integrate to control costs, reduce manufacturing disruption, and improve quality control 9 The World’s Largest Manufacturer of Towing and Recovery Equipment® Manufacturing Locations Ooltewah, TN Greeneville, TN Hermitage, PA Lorraine, France Thetford, England Athens, TN Global Footprint: 1,154,000 sqft 11 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Investment in Manufacturing Century Wrecker 1990 Miller Industries Headquarters Present Day 16 The World’s Largest Manufacturer of Towing and Recovery Equipment® Miller Industries Carrier Plant 1990 Carrier Plant Present Day Investment in Manufacturing 17 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Revenue Streams • North American Distribution • Export • European Operations • National Accounts • Government • Military • After Market Parts • Chassis For 2023, no individual customer was responsible for more than 10% of revenue or accounts receivable 10 The World’s Largest Manufacturer of Towing and Recovery Equipment® North American Distribution • 54 Distributor Principals • 76 Distributor Locations • 300+ Retail Sales Personnel 13 The World’s Largest Manufacturer of Towing and Recovery Equipment® • Commercial Towing Operators • Entrepreneurs • Average Fleet Size 10-15 Trucks • Vehicle Life Cycle • Warranty Offering / Cost of Ownership • Depreciation • Trade Cycle

• 30+ Foreign Distributors • Direct Sales to Foreign Governments and Militaries • Export to 60+ Countries Foreign Market Distribution 14 The World’s Largest Manufacturer of Towing and Recovery Equipment® “We have the best people, the best products, and the best distribution network in the Towing & Recovery Industry.” -Bill Miller Year - 1990 15 The World’s Largest Manufacturer of Towing and Recovery Equipment®

The World's Largest Manufacturer of Towing and Recovery Equipment®

Investment in Human Capital

Employee Health & Safety

- Welders supplied with air-purifying respirators
- Safety Systems
- First Responders provided with CPR/AED Training
- Annual relevant safety training for all employees

Employee Engagement

- Bi-Monthly town hall meetings with employees
- Increased team leader to employee ratio to improve on-the-job training & quality
- Six-week Team Leader Bootcamp Training Program
- Cost-of-living adjustments for all employees
- Employee Family Scholarship Fund

Employee Development

- Front-Line Leadership Academy
- Tuition Reimbursement Program
- Weld Academy
- External training on as-needed basis with local universities

18

The World's Largest Manufacturer of Towing and Recovery Equipment®

Experienced Management Team



William G. Miller "Bill"
Founder and Chairman of the Board — 30+ years



William G. Miller II "Will"
President and CEO — 20+ years



Jeffrey I. Badgley
President of International and Military — 30+ years



Deborah L. Whitmire
Executive Vice President, Chief Financial Officer and Treasurer — 25+ years



Frank Madonia
Executive Vice President, Secretary and General Counsel — 30+ years



Josias W. Reyneke
Vice President and Chief Information Officer — 25+ years



Vince Tiano
Vice President and Chief Revenue Officer — 25+ years

19

$151.9M 84.2% 286.5% $58.3M Hist. Gross Margin Hist. Net Income Hist. EPS $1.15B $5.07 35.9% Hist. Revenue 2020 $651.3m 2019 $818.2m 284.8% 2020 $78.4m 2019 $96.5m 2020 $29.8m 2019 $39.1m 2020 $1.42 2019 $3.43 2021 $717.5m 2021 $69.9m 2021 $16.3m 2021 13.2% 5.1% Financial Overview - FY 2019 - 2023 2022 $848.5m 2022 $82.4m 2022 $20.3m 2022 $1.78 $2.62 20 $0 $325,000 $650,000 $975,000 $1,300,000 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Historical & Projected 2024 Revenue 21 The World’s Largest Manufacturer of Towing and Recovery Equipment®

$0 $300,000 $600,000 $900,000 $1,200,000 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 CAGR CAGR: 13.6% 22 The World’s Largest Manufacturer of Towing and Recovery Equipment® Q2 2024 Peer Group Analysis 23

EPS

	Q2 '24	TTM
ALG	$2.35	$10.56
MLR	$1.78	$6.22
FSS	$0.99	$3.29
BLBD	$0.85	$3.03
EPAC	$0.47	$1.52
PKOH	$0.92	$1.41
PLOW	$1.02	$1.18
CVGI	-$0.05	$0.96
FSTR	$0.26	$0.67
SRI	$0.10	$0.07
SHYF	$0.06	-$0.08
ASTE	-$0.61	-$0.10
NNBR	-$0.12	-$1.14
MPAA	-$0.92	-$3.36

Sorted by TTM


TTM
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
-$2.00
ALG
MLR
FSS
BLBD
EPAC
PKOH
PLOW
CVGI
FSTR
SRI
SHYF
ASTE
NNBR
MPAA

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE

27

TSR (Total Shareholder Return)

	Q2 Div.	Q2 '24	TTM
BLBD	$0.00	40.3%	139.5%
MLR	$0.19	11.2%	57.3%
FSTR	$0.00	-20.2%	50.7%
EPAC	$0.01	7.6%	41.6%
PKOH	$0.13	-1.7%	38.9%
FSS	$0.12	-1.6%	31.4%
NNBR	$0.00	-31.4%	25.5%
ALG	$0.26	-19.0%	-5.4%
SRI	$0.00	-12.2%	-15.3%
PLOW	$0.30	-2.5%	-17.7%
MPAA	$0.00	-24.1%	-20.3%
ASTE	$0.13	-30.3%	-33.6%
SHYF	$0.05	-2.4%	-45.3%
CVGI	$0.00	-24.7%	-55.9%

*MLR Increased Quarterly Dividend 5% in 2024

Sorted by TTM


TTM
100%
75%
50%
25%
0%
-25%
-50%
BLBD
MLR
FSTR
EPAC
PKOH
FSS
NNBR
ALG
SRI
PLOW
MPAA
ASTE
SHYF
CVGI

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE

25

Earnings Yield

	TTM
CVGI	19.59%
MLR	11.30%
ALG	6.10%
BLBD	5.63%
PKOH	5.45%
PLOW	5.04%
EPAC	3.98%
FSS	3.93%
FSTR	3.11%
SRI	0.44%
ASTE	-0.34%
SHYF	-0.67%
NNBR	-38.00%
MPAA	-54.46%

*EOQ2 '24 Stock Price Used



TTM
20.00%
15.00%
10.00%
5.00%
0.00%
CVGI MLR ALG BLBD PKOH PLOW EPAC FSS FSTR SRI ASTE SHYF NNBR MPAA

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE INTERNATIONAL

Debt to Equity Ratio

	Q2 '24
MLR	0.19
ASTE	0.22
FSS	0.26
ALG	0.32
SHYF	0.52
EPAC	0.54
FSTR	0.66
BLBD	0.71
SRI	0.72
MPAA	0.97
CVGI	1.03
NNBR	1.05
PLOW	1.16
PKOH	2.41



Q2 '24
2.5
2.0
1.5
1.0
0.5
0.0
MLR ASTE FSS ALG SHYF EPAC FSTR BLBD SRI MPAA CVGI NNBR PLOW PKOH

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE INTERNATIONAL

0x 5x 10x 15x 20x 25x 30x CVGI MLR MPAA PKOH ASTE ALG SRI BLBD PLOW FSTR EPAC NNBR FSS SHYF Q2 ‘24 CVGI 4.93 MLR 6.35 MPAA 7.16 PKOH 7.89 ASTE 8.45 ALG 9.59 SRI 10.04 BLBD 10.23 PLOW 11.85 FSTR 12.03 EPAC 15.02 NNBR 15.48 FSS 18.87 SHYF 34.54 EV / EBITDA Q2 ‘24 Select Market Information As of August 16, 2024 Ticker Exchange Stock Price Market Capitalization Book Value Debt to Total Capitalization Ratio MLR NYSE $59.47 per share $681.2 million $33.17 per share 15.68% 28 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Q3 & Q4 IR Schedule The World's Largest Manufacturer of Towing and Recovery Equipment® • MW Ideas Conference, Chicago - August 28-29 • D.A. Davidson Conference, Nashville - September 18-20 • Raymond James Small Cap Conference, Sonoma - November 17-18 • SW Ideas Conference, Dallas - November 20-21 • Roadshows - California & New York The World’s Largest Manufacturer of Towing and Recovery Equipment NYSE: MLR Thank You 30

Exhibit 99.1 8503 Hilltop Drive, Ooltewah, TN 37363 Telephone (423) 238-4171 CONTACT:Miller Industries, Inc. Debbie Whitmire, Chief Financial Officer (423) 238-8464 FTI Consulting, Inc. Mike Gaudreau millerind@fticonsulting.com MILLER INDUSTRIES REPORTS 2024 SECOND QUARTER RESULTS CHATTANOOGA, Tenn., August 7, 2024/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the “Company”) today announced financial results for the second quarter ended June 30, 2024. For the second quarter of 2024, net sales were $371.5 million, an increase of 23.7%, compared to $300.3 million for the second quarter of 2023. The year over year growth was predominantly due to consistent demand from customers, increased production volume and continued elevated OEM chassis deliveries in the quarter. We anticipate that chassis deliveries will normalize during the second half of the year. Gross profit for the second quarter of 2024 was $51.1 million, or 13.8% of net sales, compared to $39.9 million, or 13.3% of net sales, for the second quarter of 2023. The year over year increase in gross margin was largely driven by higher production and delivery volumes. Selling, general and administrative expenses were $22.8 million, or 6.1% of net sales, compared to $19.5 million, or 6.5% of net sales, in the prior year period. Net income in the second quarter of 2024 was $20.5 million, or $1.78 per diluted share, an increase of 37.5% and 37.7% respectively compared to net income of $14.9 million, or $1.29 per diluted share, in the prior year period. The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.19 per share, payable September 16, 2024, to shareholders of record at the close of business on September 9, 2024, the fifty-fifth consecutive quarter that the Company has paid a dividend. “During the second quarter we continued to deliver strong operating results, capping off a record first half for Miller Industries,” said William G. Miller, II, Chief Executive Officer of the Company. “Our continued strong topline performance underscores the success of our strategic initiatives, and when coupled with our improved production and delivery levels, also contributed to improved margins. We continue to maintain current production levels to decrease our backlog to more historical levels. This will allow us to better accommodate our distributors with increased flexibility and to deliver finished products to retail customers with a more acceptable lead time. Our steady order entry rate demonstrates the strength of our salesforce and distribution network, and the competitive advantages our products provide to our customers. Moving into the second half of the year, we are acutely focused on shifting product from our distributors to our end users, to ensure that the revenue we are generating has a strong cash conversion rate. As our first half results have surpassed our initial expectations, we now expect to achieve low double-digit revenue growth for the full year of 2024, in line with our historical annual growth rate, as opposed to the high single-digit growth we anticipated two quarters ago.”

- MORE - MILLER INDUSTRIES REPORTS 2024 SECOND QUARTER RESULTS PAGE 2 Mr. Miller, II, concluded, “As we look ahead, and as we mentioned last quarter, we continue to analyze the need for future investments in our manufacturing capabilities, specifically our production capacity. As always, we will also prioritize returning capital to our shareholders through our industry leading dividend and the $25 million share repurchase program we announced in April.” The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, August 8, 2024, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link: https://app.webinar.net/B1LjNejVJ5M Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through Thursday, August 15, 2024. The replay number is 1-844-512-2921, Passcode 13747773 About Miller Industries, Inc. Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®. - MORE -

MILLER INDUSTRIES REPORTS 2024 SECOND QUARTER RESULTS PAGE 3 Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “continue”, “future”, “potential”, “believe”, “project”, “plan”, “intend”, “seek”, “estimate”, “predict”, “expect”, “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include without limitation any statements relating to the Company’s 2024 revenues, profitability, backlog, customer demand, and capital allocation plans. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things the risks discussed in our filings with the Securities and Exchange Commission, including the risks set forth in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as supplemented in Part II, Item 1A, “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which discussion is incorporated herein by this reference. Such factors are not exclusive. Except as required by law, we expressly disclaim any obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. - MORE -

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2024	2023	% Change	2024	2023	% Change
NET SALES	$ 371,451	$ 300,264	23.7%	$ 721,322	$ 582,539	23.8%
COSTS OF OPERATIONS	320,373	260,335	23.1%	626,001	512,194	22.2%
GROSS PROFIT	51,078	39,929	27.9%	95,321	70,345	35.5%
OPERATING EXPENSES:						
Selling, General and Administrative Expenses	22,773	19,480	16.9%	44,316	37,403	18.5%
NON-OPERATING (INCOME) EXPENSES:						
Interest Expense, Net	2,048	1,700	20.5%	3,293	2,713	21.4%
Other (Income) Expense, Net	13	(229)	105.7%	(20)	(548)	96.4%
Total Expense, Net	24,834	20,951	18.5%	47,589	39,568	20.3%
INCOME BEFORE INCOME TAXES	26,244	18,978	38.3%	47,732	30,777	55.1%
INCOME TAX PROVISION	5,730	4,063	41.0%	10,195	6,642	53.5%
NET INCOME	$ 20,514	$ 14,915	37.5%	$ 37,537	$ 24,135	55.5%
BASIC INCOME PER SHARE OF COMMON STOCK	$ 1.79	$ 1.30	37.7%	$ 3.28	$ 2.11	55.3%
DILUTED INCOME PER SHARE OF COMMON STOCK	$ 1.78	$ 1.29	37.7%	$ 3.26	$ 2.10	55.0%
CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$ 0.19	$ 0.18	5.6%	$ 0.38	$ 0.36	5.6%
WEIGHTED AVERAGE SHARES OUTSTANDING:						
Basic	11,461	11,466	0.0%	11,457	11,425	0.3%
Diluted	11,550	11,526	0.2%	11,531	11,477	0.5%

- MORE -

MILLER INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) June 30, 2024 December 31, (Unaudited) 2023 ASSETS CURRENT ASSETS: Cash and temporary investments $ 23,816 $ 29,909 Accounts receivable, net of allowance for credit losses of $1,633 and $1,527 at June 30, 2024 and December 31, 2023, respectively 391,797 286,138 Inventories, net 187,286 189,807 Prepaid expenses 8,099 4,617 Total current assets 610,998 510,471 NON-CURRENT ASSETS: Property, plant and equipment, net 115,768 115,072 Right-of-use assets - operating leases 659 826 Goodwill 19,998 20,022 Other assets 744 819 TOTAL ASSETS $ 748,167 $ 647,210 LIABILITIES AND SHAREHOLDERS' EQUITY CURRENT LIABILITIES: Accounts payable $ 243,146 $ 191,782 Accrued liabilities 49,546 40,793 Income taxes payable 771 1,819 Current portion of operating lease obligation 306 320 Total current liabilities 293,768 234,714 NON-CURRENT LIABILITIES: Long-term obligations 70,000 60,000 Non-current portion of operating lease obligation 352 506 Deferred income tax liabilities 4,159 4,070 Total liabilities 368,279 299,290 SHAREHOLDERS' EQUITY: Preferred shares, $0.01 par value; 5,000,000 shares authorized, none issued — — Common shares, $0.01 par value: Authorized - 100,000 shares, Issued - 11,453,792 and 11,445,640 at June 30, 2024 and December 31, 2023, respectively 115 114 Additional paid-in capital 153,014 153,574 Retained earnings 233,330 200,165 Accumulated other comprehensive loss (6,571) (5,933) Total shareholders' equity 379,888 347,920 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $ 748,167 $ 647,210

NYSE: MLR